UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange At of 1934

Date of Report (Date of earliest event reported): July 21, 2008

STRATEGIC INTERNET INVESTMENTS,
INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 250 - 1090 West Georgia Street,
Vancouver, B.C. Canada V6E 3V7
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 684-8662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The Company has finalized agreements for the cancellation of a total of 1,951,000 Incentive Stock Options held by 10 Optionees.  The Company has issued a total of 3,825,000 new Incentive Stock Options to 11 Optionees exerciseable at a price of $0.15 per share for a period of 5 years expiring on June 1, 2013.

The Company finalized, on July 8, 2008, a Consulting Agreement entered into with Bill Whittle and dated for reference, June 1, 2008.  Pursuant to the Consulting Agreement a total of 400,000 shares were issued to a non-US person (as that term is defined  in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

The Company finalized, on July 8, 2008, a Consulting Agreement entered into with Badriah Mohd Amin Asker and dated for reference June 1, 2008.  Pursuant to the Consulting Agreement a total of 350,000 shares were issued to a non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

Date: July 25, 2008	/s/ Ralph Shearing
Ralph Shearing
President